EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 23, 2003 and February 3, 2004, with respect to the financial statements of Qualia Computing Inc. included in the Current Report on Form 8-K/A of iCAD, Inc. for the event dated December 31, 2003.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Brady Ware & Schoenfeld, Inc.

Dayton, Ohio
December 29, 2004